Exhibit 3.1

RESTATED
CERTIFICATE OF INCORPORATION
OF GILEAD SCIENCES, INC.
JOHN C. MARTIN AND GREGG H. ALTON hereby certify as follows:
FIRST: The original name of the corporation was Oligogen, Inc. and the date of filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 22, 1987.
SECOND: They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Gilead Sciences, Inc., a Delaware corporation.
THIRD: The Restated Certificate of Incorporation of the corporation in the form attached hereto as Exhibit A, which restates, integrates and further amends the provisions of the current Restated Certificate of Incorporation, as amended, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the corporation.
FOURTH: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.
IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this 7th day of May, 2014.

GILEAD SCIENCES, INC. By: /s/ John C. Martin JOHN C. MARTIN Chief Executive Officer
ATTEST: By: /s/ Gregg H. Alton GREGG H. ALTON Secretary

EXHIBIT A
RESTATED
CERTIFICATE OF INCORPORATION
OF GILEAD SCIENCES, INC.
I.
The name of the Corporation is Gilead Sciences, Inc.
II.
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
III.
The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.
IV.
A.    The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.
B.    The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation Law) for breach of duty to the Corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limitations on such excess indemnification set forth in Section 102 of the Delaware General Corporation Law.
C.     Any repeal or modification of this Article IV shall be prospective and shall not affect the rights under this Article IV in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

V.
A.    This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is five billion six hundred and five million (5,605,000,000) shares. Five billion six hundred million (5,600,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).
B.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a “Preferred Stock Designation”); and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
VI.
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
SECTION 1. BOARD OF DIRECTORS.
(a)    Management Of Corporation. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.
Notwithstanding any other provisions of this Certificate of Incorporation, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)    Removal. Subject to any limitations imposed by law, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding stock entitled to vote thereon (a “Majority Vote”).
(c)     Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the stockholders by Majority Vote; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders by Majority Vote, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.
SECTION 2. GENERAL.
(a)    The Bylaws may be altered or amended or new Bylaws adopted by the stockholders by Majority Vote. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by Majority Vote; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.
(b)    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
(c)    No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.
(d)    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VII.
No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.
VIII.
The Corporation is to have perpetual existence.
IX.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation or any director, officer, employee or agent of the Corporation governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
X.
A.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph (b) of this Article X, and all rights conferred upon the stockholders herein are granted subject to this reservation.
B.    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, a Majority Vote shall be required to alter, amend or repeal Article VI, Article VII, Article IX or Article X.